Exhibit 99.1

The PMI Group, Inc.

NEWS RELEASE
Investor and media contacts:

Glen Corso / Matt Nichols

925.658.6429 / 925.658.6618

FOR IMMEDIATE RELEASE:

THE PMI GROUP, INC. REPORTS NET INCOME PER SHARE

FOR 2003 of $3.26

Walnut Creek, CA, January 27, 2004, — The PMI Group, Inc. (NYSE:PMI) (the Company) today announced that net income per share totaled $0.82 for the fourth quarter 2003 and $3.26 for 2003, as compared to $0.92 and $3.79 for the same periods in 2002. Net income was $77.2 million for the fourth quarter of 2003 and $296.4 million for 2003, compared to $84.3 million and $346.2 million for the same periods a year ago. Net income for the fourth quarter of 2003 includes $8.9 million of income from discontinued operations of American Pioneer Title Insurance Company (APTIC) and a $2.4 million extraordinary gain related to the write-off of negative goodwill from our recently completed investment in Financial Guaranty Insurance Company (FGIC).

Combined 1 new insurance written was $19.2 billion for the fourth quarter of 2003 and $86.6 billion for 2003, as compared to $18.0 billion and $67.7 billion for the same periods a year ago. Combined insurance in force at December 31, 2003 was $195.5 billion, compared to $191.2 billion at September 30, 2003 and $172.6 billion at December 31, 2002.

Consolidated net premiums written totaled $350.9 million for the fourth quarter of 2003 and $876.0 million for 2003, compared to $168.3 million and $691.6 million for the same periods a year ago. The increase for the quarter and year was the result of increases in net premiums written in the fourth quarter of 2003 for U.S. Mortgage Insurance Operations and International Mortgage Insurance Operations.

Consolidated premiums earned totaled $182.4 million for the fourth quarter of 2003 and $696.9 million for 2003, compared to $177.2 million and $676.9 million for the same periods a year ago. The increase was largely the result of the increase in premiums earned for the International Mortgage Insurance Operations.

[1]	“Combined” includes results from U.S. Mortgage Insurance Operations (“U.S.MIO”), CMG Mortgage Insurance Company and PMI Australia.

Consolidated losses and loss adjustment expenses totaled $59.4 million for the fourth quarter of 2003 compared to $41.2 million for the same period a year ago and $209.1 million for 2003, versus $157.6 million for 2002. The 2003 increase in losses and loss adjustment expenses for the quarter and year was largely the result of an increase in claims paid by the U.S. Mortgage Insurance Operations.

Consolidated gross loss reserves grew to $346.9 million at December 31, 2003, a 4 percent increase over 2002, led by a $9.5 million increase for U.S. Mortgage Insurance Operations.

Consolidated other underwriting and operating expenses totaled $46.3 million for the fourth quarter of 2003 and $175.7 million for 2003, compared to $41.1 million and $144.9 million for the same periods in 2002. In addition, litigation settlement expense totaled $12.2 million for the fourth quarter of 2002 and for 2002. Lease abandonment and relocation expenses totaled $12.2 million for 2002. The increases for 2003 compared to 2002 were primarily due to an increase in other underwriting and operating expenses for the Company’s U.S. and international mortgage insurance businesses as well as an increase in contract underwriting remedies for the Company’s contract underwriting unit.

2

BUSINESS SEGMENTS

The following business segment financial results and discussion conform to the reclassification of business segments as set forth in Appendix A to the financial tables. Prior periods have been reclassified to make current results directly comparable to previous results.

FOURTH QUARTER SEGMENT HIGHLIGHTS

(Dollars in millions)	U.S. Mortgage Insurance Operations[2]	International Mortgage Insurance Operations[3]	Financial Guaranty[4]	Other[5]	Total
Net premiums written	$252.9	$98.0	—	—	$350.9
Premiums earned	145.2	37.2	—	—	182.4
Equity in earnings	3.8	—	$3.8	$(4.0)	3.6
Total revenues	180.8	45.3	3.8	2.8	232.7
Losses, expenses and interest	98.1	10.8	—	27.9	136.7
Net income from discontinued operations	—	—	—	8.9	8.9
Extraordinary gain related to the write-off of negative goodwill from FGIC	—	—	2.4	—	2.4
Net Income	$59.4	$24.2	$5.6	$(11.9)	$77.2

[2]	“US Mortgage Insurance Operations” includes the results of PMI Mortgage Insurance Co. and affiliated U.S. reinsurance companies and equity in earnings from CMG Mortgage Insurance Company.
[3]	“International Mortgage Insurance Operations” includes the results of PMI Australia, PMI Europe and the results of operations in Hong Kong.
[4]	“Financial Guaranty” includes the equity in earnings from FGIC and RAM Re. The Company acquired a 42 percent common equity ownership in FGIC on December 18, 2003.
[5]	“Other” includes the results from the holding company, equity in earnings/losses from Fairbanks Capital, limited partnerships, PMI Mortgage Services Co., dormant insurance companies and discontinued operations consisting of APTIC.

U.S. Mortgage Insurance Operations

U.S. Mortgage Insurance Operations, which includes PMI Mortgage Insurance Co., affiliated U.S. reinsurance companies and equity in the earnings from CMG Mortgage Insurance Company (CMG), had net income for the fourth quarter of 2003 of $59.4 million, compared to $63.6 million for the same period in 2002. Net income for 2003 was $245.5 million, compared to $280.8 million in 2002. The decline in net income for the quarter and year was largely the result of an increase in losses and loss adjustment expenses, a decline in premiums earned and an increase in other underwriting and operating expenses.

3

U.S. Mortgage Insurance Operations reported net premiums written of $252.9 million for the fourth quarter of 2003 and $685.1 million for 2003, as compared to $147.4 million and $609.0 million for the same periods a year ago. The increase in premiums written in the fourth quarter of 2003 and for 2003 was largely the result of a single transaction in which certain existing primary insurance policies with an aggregate unpaid principal balance of $2.9 billion were restructured in exchange for a single premium of approximately $114 million. Approximately $5 million of this premium was earned in the fourth quarter of 2003, with the balance to be earned over the next ten years.

Premiums earned totaled $145.2 million for the fourth quarter of 2003 and $592.8 million for 2003, as compared to $153.4 million and $611.1 million for the same periods a year ago. The decrease in premiums earned reflects the combined impact of lower persistency, an increase in premiums ceded under captive reinsurance agreements as well as a pre-tax $8.4 million cumulative adjustment to ceded premiums recognized in the fourth quarter of 2003. The adjustment, which decreases 2003 net income, was made to reflect a more appropriate accounting treatment of captive reinsurance premium cessions related to the periods 1998 through 2003.

Interest and dividend income totaled $35.6 million for the fourth quarter of 2003 and $103.1 million for 2003 compared to $21.8 million and $86.5 million, respectively, for the same periods a year ago. The increase in interest and dividend income was largely the result of adjustments made in the fourth quarter of 2003 to reflect the appropriate accounting treatment related to the amortization of discounts and call premiums on bonds that have been called for early redemption. The adjustments related to the periods 2000 through 2003 and included a reclassification of $5.2 million pre-tax of net realized gains to interest income as well as a yield adjustment of $5.1 million pre-tax related to the amortization of the purchase discounts. The net result was a 2003 pre-tax increase in interest and dividend income of $10.3 million and a pre-tax decrease in net realized investment gains of $5.2 million.

Other underwriting and operating expenses totaled $19.5 million for the fourth quarter 2003 and $72.2 million for 2003, compared to $12.0 million and $56.1 million for the same periods a year ago. In addition, litigation settlement expense totaled $12.2 million for the fourth quarter of 2002 and for 2002. Lease abandonment and relocation expense totaled $9.3 million for 2002. The increase for the quarter was primarily the result of a reduction in the allocation of underwriting expenses to the Company’s contract underwriting unit as a result of lower contract underwriting revenues and an increase in operating expenses. The decrease for the year was the result of the absence of the one-time charges in 2003.

Over the course of 2004, the Company will consolidate certain field underwriting and sales offices and reduce the number of field personnel. The impact from consolidation is presently

4

expected to result in annual pre-tax savings of approximately $2 million to $3 million beginning in 2005. Charges for the present value of the remaining lease obligations and severance expense to be incurred throughout 2004 are expected to total $3 million to $4 million.

NEW INSURANCE WRITTEN

(Dollars in billions)	Q4 2003	2003	Q4 2002	2002
Domestic[6] new primary mortgage insurance written	$13.3	$64.3	$14.8	$53.2
Excluding CMG	11.9	57.3	13.2	47.8
Bulk transactions	1.4	7.1	0.7	3.2
Domestic mortgage pool insurance written	8.4	16.0	5.0	18.7

[6]	“Domestic” includes results from U.S. mortgage insurance operations and CMG.

PRIMARY MORTGAGE INSURANCE IN FORCE

(Dollars in billions)	as of 12/31/03	as of 9/30/03	as of 12/31/02
Domestic primary insurance in force	$117.8	$116.7	$118.5
Excluding CMG	105.2	104.6	107.6
Domestic primary risk in force	27.4	27.1	27.7
Excluding CMG	24.7	24.5	25.2
Domestic primary persistency rate	45.1%	42.4%	56.6%
Excluding CMG	44.6%	41.9%	56.2%

At year-end 2003, domestic primary insurance in force totaled $117.8 billion, a decrease of 0.6 percent from a year ago. The decline in primary insurance in force for the year was a result of policy cancellations outpacing new insurance written. The increase in insurance in force from the third quarter of 2003 was the result of a decline in policy cancellations.

PRIMARY MORTGAGE INSURANCE AND POOL INSURANCE DEFAULT RATE

	as of 12/31/03	as of 9/30/03	as of 12/31/02
Domestic primary mortgage insurance	4.10%	3.96%	3.84%
Excluding CMG	4.53%	4.36%	4.18%
Excluding CMG and bulk transactions	3.89%	3.77%	3.52%
Bulk transactions only	9.45%	8.95%	10.37%
Pool insurance	4.36%	4.18%	2.28%

5

At December 31, 2003, PMI’s primary insurance delinquent loan inventory excluding CMG, was 37,445 compared to 36,171 at September 30, 2003 and 36,537 at December 31, 2002. The year-over-year increase in primary delinquencies was due to higher levels of unemployment in the economy and the seasoning of the primary portfolio.

At December 31, 2003, the default rate of PMI’s pool insurance portfolio increased to 4.36 percent compared to 4.18 percent at September 30, 2003 and 2.28 percent at December 31, 2002. The increase in the default rate from the prior quarter and the prior year was a result of the increase in the inventory of delinquent loans. Delinquent inventory was 16,763 policies at December 31, 2003 compared to 15,929 at September 30, 2003. Pool risk in force as of December 31, 2003 was $2.9 billion, as compared to $3.1 billion at December 31, 2002. Approximately one-third of PMI’s pool risk in force is subject to a first-loss deductible.

CLAIMS PAID – EXCLUDING CMG

(Dollars in millions)	Q4 2003	2003	Q4 2002	2002
Claims paid
Primary – traditional flow	$32.9	$113.5	$20.5	$72.4
Primary – bulk	16.9	61.5	9.2	27.4

Total primary	49.8	175.0	29.7	99.8
Total pool	4.8	17.3	2.6	10.6

Total claims paid	$54.6	$192.3	$32.3	$110.4

Primary claims paid totaled $49.8 million for the fourth quarter of 2003, compared to $29.7 million for the same period a year ago and $175.0 million for 2003 versus $99.8 million in 2002. We believe the increase in primary claims paid was influenced by the seasoning of our insurance portfolio, higher levels of unemployment in the economy and the higher delinquency rate we experienced in the portion of the portfolio that is below “A” credit quality.

The equity in earnings in PMI Mortgage Insurance Co.’s investment in CMG Mortgage Insurance Company increased to $3.8 million for the fourth quarter of 2003, compared to $3.6 million for the same period a year ago, and $13.6 million for 2003 versus $12.4 million in 2002.

Additional portfolio information for 2002 and 2003 for U.S. Mortgage Insurance Operations by quarter is presented on page 12 of Appendix A.

6

International Mortgage Insurance Operations

International Mortgage Insurance Operations reported net income of $24.2 million for the fourth quarter of 2003 and $78.6 million for 2003, as compared to $12.9 million and $48.4 million for the same periods a year ago. Net income for both PMI Australia and PMI Europe increased over 2002. The impact of the change in foreign exchange rates on net income was an increase of $3.8 million for the fourth quarter of 2003 and $8.7 million for 2003 based on the exchange rates at December 31, 2002.

Interest and dividend income for International Mortgage Insurance Operations totaled $9.0 million for the fourth quarter of 2003 and $31.3 million for 2003, as compared to ($2.7) million and $15.0 million for the same periods a year ago. The increase for the quarter and year was attributable to cumulative adjustments recorded by PMI Australia in the fourth quarter of 2002 which resulted in a pre-tax $11.2 million decrease to interest income and the increase in the investment portfolio of PMI Europe as a result of the pending acquisition of the UK lenders’ mortgage insurance portfolio from Royal and Sun Alliance Insurance Group plc. (R&SA).

Net income from PMI Australia increased to $15.5 million for the fourth quarter of 2003 and $62.4 million for 2003, compared to $11.0 million and $43.3 million for the same periods a year ago, largely as a result of a decrease in losses and loss adjustment expenses, the strengthening of the Australian dollar and an increase in premiums earned.

PMI Australia’s fourth quarter of 2002 net income included several cumulative adjustments, covering the periods September 1999 through September 2002, which were made to conform to U.S. generally accepted accounting principles (GAAP). The net effect of these adjustments was an increase in net income for the fourth quarter of 2002 of $1.3 million.

For PMI Australia, losses and loss adjustment expenses totaled $0.4 million for the fourth quarter of 2003 and ($8.2) million for 2003, compared to $1.3 million and $7.1 million for the same periods a year ago. The improvement was largely the result of declines in delinquent loan inventory and claims paid. Premiums earned increased to $26.3 million for the fourth quarter of 2003 and $85.1 million for 2003, compared to $22.1 million and $59.9 million for the same periods a year ago, largely as a result of an increase in new insurance written.

Primary insurance in force at PMI Australia was $77.7 billion at December 31, 2003 compared to $54.1 billion at December 31, 2002. The increase was attributable to the $22.3 billion of new insurance written for 2003.

Net income for PMI Europe totaled $7.1 million for the fourth quarter of 2003 and $11.0 million for 2003, as compared to $1.1 million and $1.5 million for the same periods a year ago. The

7

2003 increase for the quarter and year was largely attributable to the increase in premiums earned and net investment income as a result of the reinsurance arrangement that was part of the pending acquisition of the UK lenders’ mortgage insurance portfolio from R&SA and a related reinvestment arrangement.

Net premiums written for PMI Europe totaled $51.1 million for the fourth quarter of 2003 and $55.4 million for 2003, as compared to $0.8 million and $2.3 million for the same periods a year ago. The increase in net premiums written was largely the result of the reinsurance arrangement that was part of the pending acquisition of the UK lenders’ mortgage insurance portfolio from R&SA.

Premiums earned for PMI Europe increased to $9.2 million for the fourth quarter of 2003 and $13.7 million for 2003, as compared to $0.8 million and $2.1 million for the same periods a year ago, largely the result of the pending acquisition of the UK lenders’ mortgage insurance portfolio from R&SA.

Insurance in force at PMI Europe totaled $31.6 billion at December 31, 2003, compared to $6.5 billion at December 31, 2002. Risk in force at PMI Europe was $3.1 billion at December 31, 2003 and $0.5 billion at December 31, 2002.

Beginning July 1, 2003, Statement of Financial Accounting Standards No. 149, Amendment of SFAS No. 133 on Derivative Instruments and Hedging Activities, requires certain credit default swaps entered into by PMI Europe to be accounted for as derivatives. Those derivative financial instruments are reported on the balance sheet at fair value, and subsequent changes in fair value are recognized in net income. Mark-to-market loss on derivative instruments was $0.5 million for the fourth quarter and year ended 2003 is included in other income.

Financial Guaranty

Financial Guaranty, which includes our investments in FGIC and RAM Re, reported net income of $5.6 million for the fourth quarter of 2003 and $7.4 million for 2003, compared to $0.7 million and $2.8 million for the same periods a year ago. The increase was largely the result of our investment in FGIC, which closed on December 18, 2003. Our share of net income from FGIC was $4.6 million for the fourth quarter of 2003, which included an extraordinary item related to the write-off of negative goodwill of $2.4 million.

The Company’s equity in earnings from RAM Re totaled $1.5 million for the fourth quarter of 2003 and $4.2 million for 2003, as compared to $1.1 million and $4.2 million for the same periods a year ago. The 2003 increase in the fourth quarter was largely the result of the increase in the Company’s investment in RAM Re as well as an increase in premiums earned. The equity in

8

earnings for 2003 were largely unchanged as a result of RAM Re’s $4.1 million increase to its provisions for losses in the first quarter of 2003 and a $1.9 million of other than temporary impairments to its investment portfolio recorded in the first quarter of 2003, offset by the increase in PMI’s investment in RAM Re and the increase in RAM Re’s premiums earned for the year 2003. PMI reports equity in earning from RAM Re on a one-quarter lag.

Other

PMI’s Other business segment, which consists of revenue and expenses of the holding company, PMI Mortgage Services Co., equity in earnings/losses from Fairbanks Capital, other limited partnerships and discontinued operations of APTIC, had a net loss of $11.9 million for the fourth quarter of 2003 and $35.1 million for 2003 compared to net income of $7.1 million and $14.3 million for the same periods a year ago. The results were caused primarily by our share of the loss of Fairbanks Capital, an increase in holding company expenses and an increase in contract underwriting remedies paid.

Equity in the loss of Fairbanks Capital was $3.5 million for the fourth quarter of 2003 compared to equity in earnings of $7.5 million for the fourth quarter 2002. Equity in the loss for 2003 totaled $17.7 million compared to equity in earnings of $22.4 million for 2002. The loss for the fourth quarter of 2003 was largely the result of the decrease in servicing fee income and legal expenses related to state regulatory actions and litigation. The loss for the year 2003 was largely the result of the expenses recorded by Fairbanks Capital in the third quarter of 2003 in connection with the one-time charge for the FTC and HUD settlement, the related estimated costs of such settlement, estimated costs of preliminary settlement of the putative class actions and the estimated costs and fines relating to certain pending state regulatory actions. PMI’s proportionate share of such aggregate expenses was $17.8 million after tax, and was recorded in the third quarter of 2003.

PMI evaluated its total investment in Fairbanks Capital of approximately $141.8 million, consisting of $115.8 million book value of equity investment and $26.0 million of related party receivables as of December 31, 2003, and determined that there was no other than temporary decline in the carrying value and, accordingly, PMI has not recognized an impairment charge with respect to its total investment. PMI will continue to evaluate its investment balance for potential impairment in accordance with GAAP. PMI reports equity in earnings from Fairbanks Capital on a one-month lag.

Equity in the earnings of Truman, included in the 2003 equity in earnings from unconsolidated subsidiaries, totaled $4.5 million for 2003, compared to $6.0 million for 2002. Effective September 30, 2003, PMI sold its ownership interest in Truman, and the resulting loss on the sale was recognized in realized investment losses.

9

Other income totaled $3.9 million for the fourth quarter of 2003 and $40.1 million for 2003, compared to $13.3 million and $38.5 million for the same periods a year ago. The decline in other income for the fourth quarter of 2003 was largely the result of a decline in contract underwriting volume.

Other underwriting and operating expenses were $20.1 million for the quarter of 2003 and $83.2 million for the year 2003 compared to $25.0 million and $75.6 million for the same periods a year ago. The decrease was primarily a result of a reduction in the allocation of underwriting expenses as a result of lower contract underwriting revenues, which was partially offset by an increase in contract underwriting remedies.

In October, PMI announced it had reached a definitive agreement to sell APTIC, the Company’s wholly-owned title insurance subsidiary, for $115 million, subject to post-closing adjustments. The transaction is subject to regulatory approval and other closing conditions and is expected to close in the first half of 2004. The results of APTIC are reported as discontinued operations beginning in the fourth quarter 2003. Prior period financial information has been adjusted accordingly. Net income from APTIC was $8.9 million for the fourth quarter of 2003 and $19.7 million for 2003, as compared to $3.7 million and $13.4 million for the same periods a year ago.

ABOUT THE PMI GROUP, INC.

The PMI Group, Inc. (NYSE:PMI) headquartered in Walnut Creek, California is an international provider of credit enhancement products that promotes homeownership and facilitates mortgage transactions in the capital markets. Through its wholly owned subsidiaries and unconsolidated strategic investments, the Company offers residential mortgage insurance and credit enhancement products domestically and internationally as well as financial guaranty insurance and reinsurance.

PMI is an advocate of affordable housing and supports a number of organizations that foster greater access to affordable housing. PMI’s approach to affordable housing lending is to develop products and services that assist responsible borrowers who may not qualify for mortgage loans under traditional underwriting practices.

Cautionary Statement: Statements in this press release that are not historical facts, and that relate to future plans, events or performance are forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995. These forward-looking statements relate to PMI’s field and underwriting office consolidation. Readers are cautioned that these forward-looking statements by their nature involve risk and uncertainty because they relate to events and depend on circumstances that will occur in the future. Many factors could cause actual results and developments to differ materially from those expressed or implied by these forward-looking statements, including, among others, refinements of our estimates of savings and charges as we implement the office consolidation, conditions affecting PMI’s mortgage insurance operations, the mortgage insurance industry, and general economic conditions. Risks and uncertainties that could affect us are discussed in our various Securities and Exchange Commission filings, including our Form 10-Q for the quarter ended September 30, 2003.

# # #

10

THE PMI GROUP, INC. AND SUBSIDIARIES

FINANCIAL RESULTS AND STATISTICAL INFORMATION FOR PERIOD ENDING DECEMBER 31, 2003

Contents

Consolidated Statements of Operations and Balance Sheets	2

Business Segments Results of Operations	3-4

Business Segments Balance Sheets	5

U.S. Mortgage Insurance Operations Analysis of Loss Reserves and Statistical Information	6

U.S. Mortgage Insurance Operations and CMG Statistical Information	7

International Operations	8

Appendix A	9-12

Please refer to the following when noted:

(1)	The Company’s investments and equity earnings in unconsolidated subsidiaries as of December 31, 2003 included CMG, RAM Reinsurance, Fairbanks Capital, FGIC, and other limited partnership interests. In December 2003, the Company completed its investment in FGIC, and the investment is accounted for using the equity method of accounting.

(2)	Company obligated mandatory redeemable preferred capital securities of subsidiary trust holding solely junior subordinated deferrable interest debentures of the Company. Upon adoption of Financial Interpretation Number (“FIN”) 46 in December 2003, the Company deconsolidated the trust subsidiary that issued the preferred securities. The underlying debentures issued by the holding company to the trust have been included in long term debt.

(3)	The operating results of APTIC were reflected as discontinued operations in the fourth quarter of 2003 with prior period financial information adjusted accordingly. No gain related to the sale was included in APTIC results for the period ended.

(4)	During the fourth quarter of 2003, the Company changed its reportable segments to reflect the purchase of FGIC, sale of APTIC, and to re-align its segments reporting to reflect the current business activities.

(5)	U.S. Mortgage Insurance Operations include the operating results of PMI Mortgage Insurance Co. and affiliated U.S. mortgage and reinsurance companies. CMG and its affiliates are included under the equity method of accounting in equity earnings of unconsolidated subsidiaries.

(6)	International Operations include PMI Australia, PMI Europe and PMI’s Hong Kong reinsurance operations. Financial results of International Operations are subject to currency rate risk.

(7)	Financial Guaranty segment represents equity investments of FGIC and RAM Reinsurance.

(8)	The “Other” segment includes the activity of the holding company, equity investments in Fairbanks Capital and other unconsolidated subsidiaries, dormant insurance companies, and PMI Mortgage Services Co.

(9)	The expense ratio is the ratio (expressed as a percentage) of (i) underwriting expenses to (ii) net premiums written.

(10)	Pool insurance includes modified pool, GSE pool, old pool and all other pool insurance products for U.S. mortgage insurance operations.

(11)	Statutory risk to capital ratio for PMI Mortgage Insurance Co.

(12)	The interim financial and statistical information contained in this material are unaudited. Certain prior year information has been reclassified to conform to the current year’s presentation.

THE PMI GROUP, INC. AND SUBSIDIARIES

CONSOLIDATED STATEMENTS OF OPERATIONS

	Three Months Ended December 31,		Year Ended December 31,
	2003	2002	2003	2002
	(Dollars in thousands, except per share data)		(Dollars in thousands, except per share data)
Net premiums written	$350,850	$168,340	$876,001	$691,607

Revenues
Premiums earned	$182,398	$177,219	$696,928	$676,857
Interest and dividend income	47,183	23,384	149,779	120,581
Equity in earnings of unconsolidated subsidiaries (1)	3,671	12,495	4,597	44,225
Net realized investment gains (losses)	(4,213)	2,141	84	1,329
Other income	3,710	13,437	40,333	39,126

Total revenues	232,749	228,676	891,721	882,118

Losses and expenses
Losses and loss adjustment expenses	59,371	41,213	209,088	157,575
Amortization of policy acquisition costs	23,236	22,860	89,327	83,416
Other underwriting and operating expenses	46,272	41,149	175,693	144,877
Lease abandonment and relocation costs	—	—	—	12,183
Litigation settlement charge	—	12,222	—	12,222
Interest expense	6,839	4,263	20,815	17,654
Distributions on mandatorily redeemable preferred securities (2)	1,007	1,007	3,676	4,030

Total losses and expenses	136,725	122,714	498,599	431,957

Income from continuing operations before income taxes	96,024	105,962	393,122	450,161
Income taxes	30,086	25,361	118,814	124,545

Income from continuing operations	65,938	80,601	274,308	325,616
Income from discontinued operations before income taxes (3)	10,277	5,406	26,893	20,628
Income taxes	1,396	1,675	7,186	7,199

Income from discontinued operations	8,881	3,731	19,707	13,429
Income before extraordinary item and cumulative effect of accounting change	74,819	84,332	294,015	339,045
Extraordinary gain - write-off of negative goodwill at FGIC, net	2,425	—	2,425	—
Cumulative effect of accounting change	—	—	—	7,172

Net income	$77,244	$84,332	$296,440	$346,217

Diluted weighted average common shares outstanding (shares in thousands)	94,457	91,260	91,045	91,380

Diluted net income per share	$0.82	$0.92	$3.26	$3.79

CONSOLIDATED BALANCE SHEETS

	December 31, 2003	December 31, 2002
	(Dollars in thousands, except per share data)
Assets
Cash and investments, at fair value	$3,202,881	$2,668,754
Investments in unconsolidated subsidiaries (1)	934,628	289,795
Reinsurance recoverable and prepaid premiums	56,799	63,923
Deferred policy acquisition costs	102,074	85,210
Related party receivables	27,840	2,322
Other assets	348,987	321,989
Assets - discontinued operations	117,862	85,056

Total assets	$4,791,071	$3,517,049

Liabilities
Reserve for losses and loss adjustment expenses	$346,939	$333,569
Unearned premiums	469,001	232,877
Long-term debt	819,543	422,950
Other liabilities	330,335	253,098
Liabilities - discontinued operations	44,217	32,222

Total liabilities	2,010,035	1,274,716
Mandatorily redeemable preferred securities (2)	—	48,500

Shareholders’ equity	2,781,036	2,193,833

Total liabilities, mandatorily redeemable preferred securities and shareholders’ equity	$4,791,071	$3,517,049

Book value per share	$29.22	$24.39

THE PMI GROUP, INC. AND SUBSIDIARIES

BUSINESS SEGMENTS RESULTS OF OPERATIONS (4)

	U.S. Mortgage Insurance Operations (5)	International Operations (6)	Financial Guaranty (7)	Other (8)	Consolidated Total
	Three Months Ended December 31, 2003
	(Dollars in thousands)
Net premiums written	$252,857	$97,962	$—	$31	$350,850

Revenues
Premiums earned	$145,209	$37,168	$—	$21	$182,398
Interest and dividend income	35,611	9,042	—	2,530	47,183
Equity in earnings of unconsolidated subsidiaries (1)	3,770	—	3,862	(3,961)	3,671
Net realized investment gains (losses)	(3,860)	(675)	—	322	(4,213)
Other income	60	(260)	—	3,910	3,710

Total revenues	180,790	45,275	3,862	2,822	232,749

Losses and expenses
Losses and loss adjustment expenses	58,220	1,151	—	—	59,371
Amortization of policy acquisition costs	20,274	2,962	—	—	23,236
Other underwriting and operating expenses	19,529	6,653	—	20,090	46,272
Interest expense	29	5	—	6,805	6,839
Distributions on redeemable preferred securities (2)	—	—	—	1,007	1,007

Total losses and expenses	98,052	10,771	—	27,902	136,725

Income (loss) from continuing operations before income taxes	82,738	34,504	3,862	(25,080)	96,024
Income tax (benefit)	23,351	10,316	691	(4,272)	30,086

Income from continuing operations	59,387	24,188	3,171	(20,808)	65,938

Income from discontinued operations before income taxes (3)	—	—	—	10,277	10,277
Income taxes	—	—	—	1,396	1,396

Income from discontinued operations	—	—	—	8,881	8,881
Income before extraordinary item	59,387	24,188	3,171	(11,927)	74,819
Extraordinary gain - write-off of negative goodwill at FGIC, net	—	—	2,425	—	2,425

Net income (loss)	$59,387	$24,188	$5,596	$(11,927)	$77,244

Expense ratio (9)	15.7%	9.8%
Loss ratio	40.1%	3.1%
Combined ratio	55.8%	12.9%

	Three Months Ended December 31, 2002
	(Dollars in thousands)
Net premiums written	$147,381	$20,922	$—	$37	$168,340

Revenues
Premiums earned	$153,395	$23,801	$—	$23	$177,219
Interest and dividend income	21,750	(2,680)	—	4,314	23,384
Equity in earnings of unconsolidated subsidiaries (1)	3,617	—	1,078	7,800	12,495
Net realized investment gains (losses)	(5,095)	5,883	—	1,353	2,141
Other income	143	—	—	13,294	13,437

Total revenues	173,810	27,004	1,078	26,784	228,676

Losses and expenses
Losses and loss adjustment expenses	39,517	1,563	—	133	41,213
Amortization of policy acquisition costs	19,430	3,430	—	—	22,860
Other underwriting and operating expenses	11,991	4,173	—	24,985	41,149
Litigation settlement charge	12,222	—	—	—	12,222
Interest expense	44	—	—	4,219	4,263
Distributions on redeemable preferred securities (2)	—	—	—	1,007	1,007

Total losses and expenses	83,204	9,166	—	30,344	122,714

Income from continuing operations before income taxes	90,606	17,838	1,078	(3,560)	105,962
Income tax (benefit)	27,038	4,907	377	(6,961)	25,361

Income from continuing operations	63,568	12,931	701	3,401	80,601

Income from discontinued operations before income taxes (3)	—	—	—	5,406	5,406
Income taxes	—	—	—	1,675	1,675

Income from discontinued operations	—	—	—	3,731	3,731

Net income	$63,568	$12,931	$701	$7,132	$84,332

Expense ratio (9)	29.6%	36.3%
Loss ratio	25.8%	6.6%
Combined ratio	55.4%	42.9%

THE PMI GROUP, INC. AND SUBSIDIARIES

BUSINESS SEGMENTS RESULTS OF OPERATIONS (4)

	U.S. Mortgage Insurance Operations (5)	International Operations (6)	Financial Guaranty (7)	Other (8)	Consolidated Total
	Year Ended December 31, 2003
	(Dollars in thousands)
Net premiums written	$685,053	$190,869	$—	$79	$876,001

Revenues
Premiums earned	$592,814	$104,028	$—	$86	$696,928
Interest and dividend income	103,083	31,314	—	15,382	149,779
Equity in earnings of unconsolidated subsidiaries (1)	13,574	—	6,587	(15,564)	4,597
Net realized investment gains (losses)	1,688	268	—	(1,872)	84
Other income	138	130	—	40,065	40,333

Total revenues	711,297	135,740	6,587	38,097	891,721

Losses and expenses
Losses and loss adjustment expenses	214,684	(5,596)	—	—	209,088
Amortization of policy acquisition costs	78,877	10,450	—	—	89,327
Other underwriting and operating expenses	72,173	20,322	—	83,198	175,693
Interest expense	167	5	—	20,643	20,815
Distributions on preferred capital securities (2)	—	—	—	3,676	3,676

Total losses and expenses	365,901	25,181	—	107,517	498,599

Income (loss) from continuing operations before income taxes	345,396	110,559	6,587	(69,420)	393,122
Income tax (benefit)	99,903	31,912	1,645	(14,646)	118,814

Income from continuing operations	245,493	78,647	4,942	(54,774)	274,308
Income from discontinued operations before income taxes (3)	—	—	—	26,893	26,893
Income taxes	—	—	—	7,186	7,186

Income from discontinued operations	—	—	—	19,707	19,707

Income before extraordinary item	245,493	78,647	4,942	(35,067)	294,015
Extraordinary gain - write-off of negative goodwill at FGIC, net	—	—	2,425	—	2,425

Net income (loss)	$245,493	$78,647	$7,367	$(35,067)	$296,440

Expense ratio (9)	22.0%	16.1%
Loss ratio	36.2%	-5.4%
Combined ratio	58.2%	10.7%

	Year Ended December 31, 2002
	(Dollars in thousands)
Net premiums written	$608,992	$82,524	$—	$91	$691,607

Revenues
Premiums earned	$611,112	$65,650	$—	$95	$676,857
Interest and dividend income	86,525	14,994	—	19,062	120,581
Equity in earnings of unconsolidated subsidiaries (1)	12,433	—	4,235	27,557	44,225
Net realized investment gains (losses)	(2,859)	4,176	—	12	1,329
Other income	618	3	—	38,505	39,126

Total revenues	707,829	84,823	4,235	85,231	882,118

Losses and expenses
Losses and loss adjustment expenses	149,856	7,586	—	133	157,575
Amortization of policy acquisition costs	76,525	6,891	—	—	83,416
Other underwriting and operating expenses	56,087	13,169	—	75,621	144,877
Lease abandonment and relocation costs	9,280	—	—	2,903	12,183
Litigation settlement charge	12,222	—	—	—	12,222
Interest expense	162	6	—	17,486	17,654
Distributions on preferred capital securities (2)	—	—	—	4,030	4,030

Total losses and expenses	304,132	27,652	—	100,173	431,957

Income from continuing operations before income taxes	403,697	57,171	4,235	(14,942)	450,161
Income tax (benefit)	122,896	15,974	1,482	(15,807)	124,545

Income from continuing operations	280,801	41,197	2,753	865	325,616
Income from discontinued operations before income taxes (3)	—	—	—	20,628	20,628
Income taxes	—	—	—	7,199	7,199

Income from discontinued operations	—	—	—	13,429	13,429
Income before cumulative effect of accounting change	280,801	41,197	2,753	14,294	339,045
Cumulative effect of a change in accounting principle	—	7,172	—	—	7,172

Net income	$280,801	$48,369	$2,753	$14,294	$346,217

Expense ratio (9)	25.3%	24.3%
Loss ratio	24.5%	11.6%
Combined ratio	49.8%	35.9%

THE PMI GROUP, INC. AND SUBSIDIARIES

BUSINESS SEGMENTS BALANCE SHEETS (4)

	U.S. Mortgage Insurance Operations (5)	International Operations (6)	Financial Guaranty (7)	Other (8)	Consolidated Total
	December 31, 2003
	(Dollars in thousands)
Assets
Cash and investments, at fair value	$2,042,152	$836,570	$—	$324,159	$3,202,881
Investments in unconsolidated subsidiaries (1)	97,389	—	697,610	139,629	934,628
Reinsurance recoverable and prepaid premiums	39,774	17,025	—	—	56,799
Deferred policy acquisition costs	69,656	32,418	—	—	102,074
Related party receivables	1,698	—	—	26,142	27,840
Other assets	217,063	19,792	—	112,132	348,987
Assets - discontinued operations (3)	—	—	—	117,862	117,862

Total assets	$2,467,732	$905,805	$697,610	$719,924	$4,791,071

Liabilities
Reserve for losses and loss adjustment expenses	$325,262	$21,675	$—	$2	$346,939
Unearned premiums	181,854	287,099	—	48	469,001
Long-term debt	—	—	—	819,543	819,543
Other liabilities	160,959	52,066	5,857	111,453	330,335
Liabilities - discontinued operations (3)	—	—	—	44,217	44,217

Total liabilities	668,075	360,840	5,857	975,263	2,010,035

Shareholders’ equity	1,799,657	544,965	691,753	(255,339)	2,781,036

Total liabilities and shareholders’ equity	$2,467,732	$905,805	$697,610	$719,924	$4,791,071

	December 31, 2002
	(Dollars in thousands)
Assets
Cash and investments, at fair value	$1,801,417	$495,777	$—	$371,560	$2,668,754
Investments in unconsolidated subsidiaries (1)	83,235	—	45,633	160,927	289,795
Reinsurance recoverable and prepaid premiums	53,625	10,298	—	—	63,923
Deferred policy acquisition costs	64,380	20,830	—	—	85,210
Related party receivables	2,312	—	—	10	2,322
Other assets	197,385	13,480	—	111,124	321,989
Assets - discontinued operations (3)	—	—	—	85,056	85,056

Total assets	$2,202,354	$540,385	$45,633	$728,677	$3,517,049

Liabilities
Reserve for losses and loss adjustment expenses	$315,718	$17,848	$—	$3	$333,569
Unearned premiums	87,064	145,759	—	54	232,877
Long-term debt	—	—	—	422,950	422,950
Other liabilities	158,971	17,386	4,032	72,709	253,098
Liabilities - discontinued operations (3)	—	—	—	32,222	32,222

Total liabilities	561,753	180,993	4,032	527,938	1,274,716
Mandatorily redeemable preferred securities	—	—	—	48,500	48,500
Shareholders’ equity	1,640,601	359,392	41,601	152,239	2,193,833

Total liabilities, mandatorily redeemable preferred securities and shareholders’ equity	$2,202,354	$540,385	$45,633	$728,677	$3,517,049

THE PMI GROUP, INC. AND SUBSIDIARIES

U.S. MORTGAGE INSURANCE OPERATIONS ANALYSIS OF LOSS RESERVE (5)

	December 31, 2003		December 31, 2002
	Loans in Default	Reserve for Losses	Loans in Default	Reserve for Losses
	(Dollars in thousands)
Primary insurance	37,445	$292,740	36,537	$277,605
Pool insurance	16,763	32,522	16,374	38,113

Total	54,208	325,262	52,911	315,718

Reconciliation of Reserve for Losses

		December 31, 2003	December 31, 2002	Reserve Change
		(Dollars in thousands)
Gross reserves:
Primary insurance		$292,740	$277,605	$15,135
Pool insurance		32,522	38,113	(5,591)

U.S. Mortgage Insurance operations gross loss reserves		325,262	315,718	9,544

Ceded Reserves:
Primary insurance		(3,152)	(3,536)	$384
Pool insurance		(123)	(310)	187

Total ceded loss reserves		(3,275)	(3,846)	571

U.S. Mortgage Insurance operations net loss reserves		$321,987	$311,872	$8,973

U.S. MORTGAGE INSURANCE OPERATIONS STATISTICAL INFORMATION (5)

	Three Months Ended December 31,		Year Ended December 31,
	2003	2002	2003	2002
Primary new insurance written (in millions)	$11,873	$13,217	$57,301	$47,803

Primary new risk written (in millions)	$2,890	$3,130	$13,532	$11,488

Pool insurance written (in millions) (10)	$8,429	$5,048	$15,962	$18,670

Pool risk written (in millions) (10)	$163	$221	$394	$891

Product mix as a % of new insurance written:
95% LTV’s	30%	30%	28%	32%
90% LTV’s	37%	41%	39%	42%
95% LTV’s with ≥ 30% coverage	23%	22%	21%	24%
90% LTV’s with ≥ 25% coverage	29%	30%	29%	31%
ARMs	11%	7%	9%	7%
Monthlies	89%	97%	91%	95%
Refinances	34%	49%	45%	43%
Bulk transactions	40%	5%	18%	7%

Premiums Written (in thousands):
Gross premiums written	$303,945	$179,547	$847,195	$722,334
Ceded premiums, net of assumed premiums	(33,489)	(26,516)	(128,087)	(97,212)
Cumulative adjustment of ceded premiums	(8,355)	—	(8,355)	—
Refunded premiums	(9,244)	(5,650)	(25,700)	(16,129)

Net premiums written	252,857	147,381	685,053	608,992
Change in unearned premiums	(107,648)	6,014	(92,239)	2,120

Net premiums earned	$145,209	$153,395	$592,814	$611,112

THE PMI GROUP, INC. AND SUBSIDIARIES

U.S. MORTGAGE INSURANCE OPERATIONS STATISTICAL INFORMATION (5)

	December 31, 2003	September 30, 2003	December 31, 2002
Primary insurance in force (in millions)	$105,241	$104,574	$107,579
Primary risk in force (in millions)	$24,668	$24,472	$25,188
Pool risk in force (in millions) (10)	$2,858	$2,849	$3,129
Risk-to-capital ratio (11)	9.2 to 1	10.1 to 1	11.3 to 1
Insured primary loans	827,225	829,064	874,202
Persistency	44.6%	41.9%	56.2%
Primary loans in default	37,445	36,171	36,537
Primary default rate	4.53%	4.36%	4.18%
Primary claims paid (year-to-date in thousands)	$173,513	$124,247	$98,524
Number of primary claims paid (year-to-date)	7,501	5,363	4,860
Average primary claim size (year-to-date in thousands)	$23.1	$23.2	$20.3
Percentage of NIW subject to captive reinsurance arrangements (year-to-date)	54.1%	55.7%	55.5%
Percentage of IIF subject to captive reinsurance arrangements (year-to-date)	50.0%	48.6%	43.1%

CMG MORTGAGE INSURANCE COMPANY STATISTICAL INFORMATION

	December 31, 2003	September 30, 2003	December 31, 2002
Primary new insurance written (year-to-date in millions)	$7,015	$5,575	$5,403
Primary insurance in force (in millions)	$12,560	$12,095	$10,916
Primary risk in force (in millions)	$2,772	$2,664	$2,470
Insured primary loans	98,412	96,098	88,977
Persistency	50.8%	47.8%	62.0%
Primary loans in default	516	506	407
Primary default rate (year-to-date)	0.52%	0.53%	0.46%
Primary claims paid (year-to-date in thousands)	$3,026	$1,819	$1,663
Number of primary claims paid (year-to-date)	148	86	92
Average primary claims size (year-to-date in thousands)	$20.4	$21.1	$18.1

THE PMI GROUP, INC. AND SUBSIDIARIES

INTERNATIONAL OPERATIONS STATISTICAL INFORMATION (6)

	December 31, 2003	September 30, 2003	December 31, 2002
PMI Australia
Net premium written (year-to-date in thousands)	$127,750	$83,870	$74,352
Premium earned (year-to-date in thousands)	$85,050	$58,704	$59,929
New insurance written (year-to-date in millions)	$22,330	$16,474	$14,523
Insurance in force (in millions)	$77,744	$74,547	$54,117
Risk in force (in millions)	$71,220	$68,207	$48,747
Loans in default	1,207	1,403	2,176
Claims paid (year-to-date in thousands)	$2,663	$2,260	$5,912
Number claims paid (year-to-date)	223	189	508
PMI Europe
Net premium written (year-to-date in thousands)	$55,418	$4,349	$2,307
Premium earned (year-to-date in thousands)	$13,685	$4,453	$2,127
New credit default swap written (year-to-date in millions)	$6,440	$6,440	$3,692
New reinsurance written (year-to-date in millions)	$17,035	$—	$—
Insurance in force (in millions)	$31,558	$12,777	$6,507
Risk in force (in millions)	$3,096	$745	$538
Loans in default	—	—	—
Claims paid (year-to-date in thousands)	$834	$—	$—
Number claims paid (year-to-date)	67	—	—

THE PMI GROUP, INC. AND SUBSIDIARIES

BUSINESS SEGMENTS RESULTS OF OPERATIONS (Unaudited) (4)

	U.S. Mortgage Insurance Operations (5)	International Operations (6)	Financial Guaranty (7)	Other (8)	Consolidated Total
	Three Months Ended March 31, 2003
	(Dollars in thousands)
Net premiums written	$151,689	$22,975	$—	$13	$174,677

Revenues
Premiums earned	$156,581	$19,365	$—	$21	$175,967
Interest and dividend income	23,152	5,863	—	4,041	33,056
Equity in earnings of unconsolidated subsidiaries (1)	2,864	—	261	5,690	8,815
Net realized investment gains (losses)	(479)	341	—	1,430	1,292
Other income	169	—	—	10,548	10,717

Total revenues	182,287	25,569	261	21,730	229,847

Losses and expenses
Losses and loss adjustment expenses	47,453	(661)	—	—	46,792
Amortization of policy acquisition costs	19,475	2,370	—	—	21,845
Other underwriting and operating expenses	14,785	4,004	—	17,483	36,272
Interest expense	24	—	—	4,356	4,380
Distributions on redeemable preferred securities (2)	—	—	—	655	655

Total losses and expenses	81,737	5,713	—	22,494	109,944

Income (loss) from continuing operations before income taxes	100,550	19,856	261	(764)	119,903
Income tax (benefit)	28,642	5,671	91	(1,118)	33,286

Income from continuing operations	71,908	14,185	170	354	86,617
Income from discontinued operations before income taxes (3)	—	—	—	4,552	4,552
Income taxes	—	—	—	1,560	1,560

Income from discontinued operations	—	—	—	2,992	2,992

Net income	$71,908	$14,185	$170	$3,346	$89,609

	Three Months Ended March 31, 2002
	(Dollars in thousands)
Net premiums written	$156,341	$18,885	$—	$19	$175,245

Revenues
Premiums earned	$152,707	$12,197	$—	$(78)	$164,826
Interest and dividend income	21,292	5,763	—	5,213	32,268
Equity in earnings of unconsolidated subsidiaries (1)	3,118	—	948	6,615	10,681
Net realized investment gains (losses)	(2,477)	280	—	(234)	(2,431)
Other income	122	184	—	7,049	7,355

Total revenues	174,762	18,424	948	18,565	212,699

Losses and expenses
Losses and loss adjustment expenses	36,163	593	—	(102)	36,654
Amortization of policy acquisition costs	(32)	1,172	—	—	1,140
Other underwriting and operating expenses	34,266	2,397	—	15,123	51,786
Interest expense	18	—	—	4,292	4,310
Distributions on redeemable preferred securities (2)	—	—	—	1,008	1,008

Total losses and expenses	70,415	4,162	—	20,321	94,898

Income (loss) from continuing operations before income taxes	104,347	14,262	948	(1,756)	117,801
Income tax (benefit)	33,114	4,211	331	(1,670)	35,986

Income (loss) from continuing operations	71,233	10,051	617	(86)	81,815
Income from discontinued operations before income taxes (3)	—	—	—	3,889	3,889
Income taxes	—	—	—	1,382	1,382

Income from discontinued operations	—	—	—	2,507	2,507
Cumulative effect of a change in accounting principle		7,172			7,172

Net income	$71,233	$17,223	$617	$2,421	$91,494

THE PMI GROUP, INC. AND SUBSIDIARIES

BUSINESS SEGMENTS RESULTS OF OPERATIONS (Unaudited) (4)

	U.S. Mortgage Insurance Operations (5)	International Operations (6)	Financial Guaranty (7)	Other (8)	Consolidated Total
	Three Months Ended June 30, 2003
	(Dollars in thousands)
Net premiums written	$142,238	$32,877	$—	$19	$175,134

Revenues
Premiums earned	$144,956	$23,237	$—	$21	$168,214
Interest and dividend income	22,323	7,316	—	4,486	34,125
Equity in earnings of unconsolidated subsidiaries (1)	3,846	—	1,162	679	5,687
Net realized investment gains (losses)	2,016	(91)	—	140	2,065
Other income	4	310	—	14,038	14,352

Total revenues	173,145	30,772	1,162	19,364	224,443

Losses and expenses
Losses and loss adjustment expenses	55,653	526	—	—	56,179
Amortization of policy acquisition costs	19,537	2,507	—	—	22,044
Other underwriting and operating expenses	18,931	4,529	—	23,864	47,324
Interest expense	49	—	—	4,597	4,646
Distributions on redeemable preferred securities (2)	—	—	—	1,007	1,007

Total losses and expenses	94,170	7,562	—	29,468	131,200

Income (loss) from continuing operations before income taxes	78,975	23,210	1,162	(10,104)	93,243
Income tax (benefit)	23,118	6,648	407	(3,262)	26,911

Income (loss) from continuing operations	55,857	16,562	755	(6,842)	66,332

Income from discontinued operations before income taxes (3)	—	—	—	4,770	4,770
Income taxes	—	—	—	1,646	1,646

Income from discontinued operations	—	—	—	3,124	3,124

Net income (loss)	$55,857	$16,562	$755	$(3,718)	$69,456

	Three Months Ended June 30, 2002
	(Dollars in thousands)
Net premiums written	$164,270	$21,934	$—	$10	$186,214

Revenues
Premiums earned	$154,285	$14,900	$—	$125	$169,310
Interest and dividend income	22,147	4,397	—	4,801	31,345
Equity in earnings of unconsolidated subsidiaries (1)	3,271	—	1,022	4,802	9,095
Net realized investment gains (losses)	2,697	(1,606)	—	(698)	393
Other income	324	(182)	—	8,176	8,318

Total revenues	182,724	17,509	1,022	17,206	218,461

Losses and expenses
Losses and loss adjustment expenses	34,410	2,728	—	102	37,240
Amortization of policy acquisition costs	38,094	1,207	—	—	39,301
Other underwriting and operating expenses	(1,676)	2,241	—	15,972	16,537
Litigation settlement charge	9,280	—	—	2,903	12,183
Interest expense	52	6	—	4,379	4,437
Distributions on redeemable preferred securities (2)	—	—	—	1,008	1,008

Total losses and expenses	80,160	6,182	—	24,364	110,706

Income (loss) from continuing operations before income taxes	102,564	11,327	1,022	(7,158)	107,755
Income (benefit)	30,078	3,432	358	(4,095)	29,773

Income (loss) from continuing operations	72,486	7,895	664	(3,063)	77,982

Income from discontinued operations before income taxes (3)	—	—	—	4,819	4,819
Income taxes	—	—	—	1,748	1,748

Income from discontinued operations	—	—	—	3,071	3,071

Net income	$72,486	$7,895	$664	$8	$81,053

THE PMI GROUP, INC. AND SUBSIDIARIES

BUSINESS SEGMENTS RESULTS OF OPERATIONS (Unaudited) (4)

	U.S. Mortgage Insurance Operations (5)	International Operations (6)	Financial Guaranty (7)	Other (8)	Consolidated Total
	Three Months Ended September 30, 2003
	(Dollars in thousands)
Net premiums written	$138,269	$37,055	$—	$16	$175,340

Revenues
Premiums earned	$146,068	$24,258	$—	$23	$170,349
Interest and dividend income	21,997	9,093	—	4,325	35,415
Equity in earnings of unconsolidated subsidiaries (1)	3,094	—	1,302	(17,972)	(13,576)
Net realized investment gains (losses)	4,011	693	—	(3,764)	940
Other income	(95)	80	—	11,569	11,554

Total revenues	175,075	34,124	1,302	(5,819)	204,682

Losses and expenses
Losses and loss adjustment expenses	53,358	(6,612)	—	—	46,746
Amortization of policy acquisition costs	19,591	2,611	—	—	22,202
Other underwriting and operating expenses	18,928	5,136	—	21,761	45,825
Interest expense	65	—	—	4,885	4,950
Distributions on redeemable preferred securities (2)	—	—	—	1,007	1,007

Total losses and expenses	91,942	1,135	—	27,653	120,730

Income (loss) from continuing operations before income taxes	83,133	32,989	1,302	(33,472)	83,952
Income tax (benefit)	24,792	9,277	456	(5,994)	28,531

Income (loss) from continuing operations	58,341	23,712	846	(27,478)	55,421
Income from discontinued operations before income taxes (3)	—	—	—	7,294	7,294
Income taxes	—	—	—	2,584	2,584

Income from discontinued operations	—	—	—	4,710	4,710

Net income (loss)	$58,341	$23,712	$846	$(22,768)	$60,131

	Three Months Ended September 30, 2002
	(Dollars in thousands)
Net premiums written	$141,000	$20,783	$—	$25	$161,808

Revenues
Premiums earned	$150,725	$14,752	$—	$25	$165,502
Interest and dividend income	21,336	7,514	—	4,734	33,584
Equity in earnings of unconsolidated subsidiaries (1)	2,427	—	1,187	8,340	11,954
Net realized investment gains (losses)	2,016	(381)	—	(409)	1,226
Other income	29	1	—	9,986	10,016

Total revenues	176,533	21,886	1,187	22,676	222,282

Losses and expenses
Losses and loss adjustment expenses	39,766	2,702	—	—	42,468
Amortization of policy acquisition costs	19,033	1,082	—	—	20,115
Other underwriting and operating expenses	11,506	4,358	—	19,541	35,405
Interest expense	48	—	—	4,596	4,644
Distributions on redeemable preferred securities (2)	—	—	—	1,007	1,007

Total losses and expenses	70,353	8,142	—	25,144	103,639

Income (loss) from continuing operations before income taxes	106,180	13,744	1,187	(2,468)	118,643
Income tax (benefit)	32,666	3,424	416	(3,081)	33,425

Income from continuing operations	73,514	10,320	771	613	85,218
Income from discontinued operations before income taxes (3)	—	—	—	6,514	6,514
Income taxes	—	—	—	2,394	2,394

Income from discontinued operations	—	—	—	4,120	4,120

Net income	$73,514	$10,320	$771	$4,733	$89,338

THE PMI GROUP, INC. AND SUBSIDIARIES

U.S. MORTGAGE INSURANCE OPERATIONS STATISTICAL INFORMATION (5)

	3/31/2003	6/30/2003	9/30/2003	12/31/2003
Primary insurance in force (in millions)
Flow	$96,039	$92,433	$92,650	$93,279
Bulk	$9,479	$11,073	$11,924	$11,962
Total	$105,518	$103,506	$104,574	$105,241

Primary policies in force	854,506	834,207	829,064	827,225

Primary risk in force - credit score distribution
Flow 619-575	7.6%	7.6%	7.3%	7.1%
574 or below	2.4%	2.4%	2.3%	2.2%

Bulk 619-575	19.2%	22.0%	22.2%	21.6%
574 or below	11.7%	12.5%	12.8%	12.8%

Total 619-575	8.6%	9.0%	8.9%	8.6%
574 or below	3.2%	3.4%	3.4%	3.3%

Primary average loan size (in thousands)
Flow	$124.2	$124.6	$126.2	$127.4
Bulk	$116.4	$120.2	$125.8	$126.1
Total	$123.5	$124.1	$126.1	$127.2

Loss severity - primary
Flow	78.1%	79.3%	79.0%	79.7%
Bulk	76.3%	83.2%	83.1%	83.2%
Total	80.0%	80.6%	80.4%	80.9%

	3/31/2002	6/30/2002	9/30/2002	12/31/2002
Primary insurance in force (in millions)
Flow	$96,718	$98,418	$99,022	$97,716
Bulk	$11,389	$10,892	$10,607	$9,863
Total	$108,107	$109,310	$109,629	$107,579

Primary policies in force	892,353	897,407	893,875	874,202

Primary risk in force - credit score distribution
Flow 619-575	6.7%	7.1%	7.4%	7.6%
574 or below	2.2%	2.3%	2.3%	2.4%

Bulk 619-575	21.8%	20.5%	19.4%	19.6%
574 or below	13.5%	12.6%	11.8%	11.7%

Total 619-575	8.3%	8.4%	8.6%	8.6%
574 or below	3.3%	3.3%	3.2%	3.2%

Primary average loan size (in thousands)
Flow	$121.4	$122.3	$123.2	$123.7
Bulk	$119.2	$117.7	$117.8	$117.3
Total	$121.1	$121.8	$122.6	$123.1

Loss severity - primary
Flow	n/a	n/a	75.5%	76.5%
Bulk	n/a	n/a	72.4%	75.7%
Total	80.1%	75.3%	74.7%	76.6%

12